EXHIBIT 10.2

SECOND AMENDMENT TO

PAYMEON, INC.

(a Nevada corporation)

CONVERTIBLE PROMISSORY NOTE

Dated October 22, 2015

This Second Amendment to the above-referenced promissory note (hereinafter referred to as the “Note”), between PayMeOn, Inc., as Borrower, and Mark Lechter and Scott Balson, as Holder or Lender shall be effective upon execution.  Borrower and Holder/Lender shall collectively be referred to as the “Parties”.  This Amendment shall control in the event of conflict between the terms herein and the terms in the Note.  Any terms in the Note not specifically addressed herein shall remain in full force and effect, and shall be read and construed in a manner consistent with the terms herein.

WHEREAS, the parties desire to extend the Maturity Date of the Note, as defined therein; and

WHEREAS, the Borrower desires to begin making periodic payments of interest and principal; and

WHEREAS, the Parties desire to increase the number stock shares to which Holder shall be entitled; and

WHEREAS, the Parties desire to confirm the interest rate applicable to the Note.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, it is agreed by and between the Parties as follows:

1.

      That the above recitations are true and correct, and are incorporated herein as if set forth in detail.

2.

       That this Second Amendment shall be incorporated into the Note as if fully set forth therein, and shall control in the event of any conflict between the terms hereof and the terms of the Note or the prior Addendum thereto.

3.

       That all references to the Maturity Date in the Note or the prior Addendum shall mean April 22, 2021.

4.

       The interest on the Note shall be 10% for the remaining life of the subject loan.  However, if Borrower enters into any additional agreements obligating itself to pay interest in excess of 10% per annum, Borrower shall timely notify Lender, and shall provide copies of any such obligation.  In that event, the interest rate for the Note and this Amendment shall be changed to equal interest being paid under the other obligations.

5.

        That the Parties have agreed that, in addition to all fully paid and non-assessable shares of Common Stock reference in the Note and the Amendment dated September 22, 2017, (“the Share”), Holder shall receive 274,575 Shares upon execution of this Second Amendment, for a total of 1,500,000 shares.

6.

         The Borrower will pay Holder the sum of $5,000 each month on the 22nd day of the month for a period to 36 months beginning April 22, 2018.  That amount will be comprised $2,500 to be applied toward interest accruing on the outstanding balance of the Note, and $2,500 to be applied toward outstanding principal on the Note.

7.

        The Holder may elect to convert the Note as provided therein, at which time Holder shall receive from Borrower 1,500,000 Shares, which sum shall be adjusted based both upon principal and interest payments received and interest accrued by Holder pursuant to this Second Addendum.  Any reduction in Shares shall be based upon the Note conversion rate of $0.35 per share.  If Holder elects to convert the entire Note, then upon Holder’s receipt of the Shares, Borrower shall be relieved of the obligation to pay $5,000 each month to Holder.

8.

        That this Addendum may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Addendum. Further, facsimiles of signature shall be enforceable to the same extent as an original signature.

Agreed by the Parties on the _____ day of April 2018

BORROWER:

PAYMEON, INC.

Edward Cespedes, President

HOLDER:

Mark Lechter	Scott Balson